POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED WORLD INVESTMENT SERIES, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Tributary International Equity Fund, a portfolio of Tributary Funds, Inc., into Federated International Leaders Fund, a portfolio of Federated World Investment Series, Inc., and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ John F. Donahue		May 13, 2011
John F. Donahue	Trustee

/s/ Richard A. Novak		May 13, 2011
Richard A. Novak	Treasurer
(Principal Financial Officer)

/s/ Nicholas P. Constantakis		May 13, 2011
Nicholas P. Constantakis	Trustee

/s/ John F. Cunningham		May 13, 2011
John F. Cunningham	Trustee

/s/ J. Christopher Donahue		May 13, 2011
J. Christopher Donahue	Trustee and President
(Principal Executive Officer)

/s/ Maureen Lally-Green		May 13, 2011
Maureen Lally-Green	Trustee

Reorganization of Tributary International Equity Fund into Federated International Leaders Fund

/s/ Peter E. Madden		May 13, 2011
Peter E. Madden	Trustee

/s/ Charles F. Mansfield, Jr.		May 13, 2011
Charles F. Mansfield, Jr.	Trustee

/s/ R. James Nicholson		May 13, 2011
R. James Nicholson	Trustee

/s/ Thomas M. O’Neill		May 13, 2011
Thomas M. O’Neill	Trustee

/s/ John S. Walsh		May 13, 2011
John S. Walsh	Trustee

/s/ James F. Will		May 13, 2011
James F. Will	Trustee